Exhibit 4.3

FORM OF UNIT WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

UNIT WARRANTS

to purchase
Shares of
Class A Common Stock
of
Central European Media Enterprises Ltd.

No. [•] Expiration Date: May 2, 2018	CUSIP No: ISIN No:	G20045145 BMG200451455

1.   Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Appraisal Procedure” means a procedure whereby two independent investment banks or appraisal firms, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of the Warrantholders), shall mutually agree upon the determination then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. Each appraiser shall render its appraisal within 30 days after being appointed.  In the event the higher of the two appraisals is not more than 10% higher than the lower of the two appraisals, the value in question shall be the average of the two appraisals.  In the event the higher of the two appraisals is more than 10% higher than the lower of the two appraisals, the two appraisers shall retain another investment bank or appraisal firm whose determination of the value in question shall be the finally determined value provided that such third appraiser shall be instructed that its determination of the value in question must be no lower than the lower of the first two appraisals and no higher than the higher of the first two appraisals.  If such two first appraisers fail to agree upon the appointment of a third appraisal firm or investment bank within 20 days of the date of delivery of the later of their appraisals, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The third appraiser shall render its appraisal within 20 days after being appointed.  The fees and expenses of such third appraiser shall be borne by the Company and the Warrantholder based upon the percentage that such party’s initial appraisal deviated from the finally determined value in question.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction resulting in the shareholders of the Company immediately before such transaction owning, directly or indirectly, less than a majority of the aggregate voting power of the resultant entity.

“business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or Prague are authorized or required by law to remain closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, memorandum of association, bye-laws, or similar organizational document.

“Class A Common Stock” means the Class A Common Stock, par value $0.08 per share, of the Company.

“Company” means Central European Media Enterprises Ltd., a company duly organized and existing under the laws of Bermuda.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.00, subject to adjustment as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Governmental Entities” means, collectively, all United States and other governmental, regulatory or judicial authorities.

“Issue Date” means [•], 2014.

“Market Price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Class A Common Stock shall be deemed to be the fair market value per share of such security as determined in accordance with the Appraisal Procedure; provided that if any such security is listed or traded on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; and further provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the closing price for conversion of such currency into U.S. dollars quoted by Bloomberg on such exercise date. For the purposes of determining the Market Price of the Class A Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Global Select Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Class A Common Stock by the Company pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Class A Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant Certificate is outstanding that exceeds the Market Price for the Shares for the valuation period beginning on the Business Day immediately following the last date on which tender or exchanges or offers may be made pursuant to such tender or exchange offer. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Registration Statement”  means the Registration Statement of the Company (File No. 333-[   ], that covers the Class A Common Stock underlying the Unit Warrants filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Preferred Share” means the outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.08 per share.

“Series B Preferred Shares” means the shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.08 per share.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Class A Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Class A Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Class A Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Class A Common Stock. The term “trading day” with respect to any security other than the Class A Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“TWX” means Time Warner Inc., a Delaware company.

“Unit Warrant” means a right to purchase a number of shares of the Company’s Class A Common Stock equal to the Warrant Share Number as provided herein.

“U.S. GAAP” means United States generally accepted accounting principles.

“valuation period” means, with respect to any determination of Market Price, the trading days for which such Market Value is determined or, if such Market Price is determined using a valuation method that does not refer to particular trading days, the period of time relevant to such valuation method but with the event under Section 12 that occurs either immediately prior to or immediately following such valuation period, as the case may be, not included for purposes of determining such Market Price.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, as reported by Bloomberg (based on a trading day), or (b) in all other cases, the fair market value of a share of Class A Common Stock as determined in accordance with the Appraisal Procedure.

“Warrant Agent” has the meaning set forth in Section 16.

“Warrant Agreement” has the meaning set forth in Section 16.

“Warrant Certificate” means a fully registered certificate evidencing Unit Warrants.

“Warrant Share Number” means one share of Class A Common Stock, as subsequently adjusted pursuant to the terms of this Unit Warrant and the Warrant Agreement.

“Warrantholder” means a registered owner of Unit Warrants as set forth in the Registry.

2.   Number of Shares; Exercise Price. This certifies that, for value received, [Cede & Co.](1), and any of its registered assigns, is the registered owner of [the number of Unit Warrants set forth on Schedule A hereto](2) [[•] Unit Warrants](3), each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of Class A Common Stock (each a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.   Exercise of Unit Warrant; Term; Rescission of Exercise.

(A)   Subject to Section 2 and any other agreement between the Company and the Warrantholder and except as set forth in this Section 3, to the extent permitted by applicable laws and regulations, all or a portion of the Unit Warrants evidenced by this Warrant Certificate are exercisable by the Warrantholder, at any time or from time to time after 5:00 p.m., New York City time on the second anniversary of the Issue Date, but in no event later than 5:00 p.m., New

(1)  Include for Global Warrant

(2)  Include for Global Warrant

(3)  Include for Definitive Warrants

York City time on the fourth anniversary of the Issue Date (the “Expiration Time”), by (1) delivery to the Warrant Agent of a Notice of Exercise in the form annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 18), (2) payment by check payable to the order of the Company or wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Warrantholders pursuant to Section 18) in an amount equal to the Exercise Price multiplied by the number of Shares thereby purchased and (3) a written acknowledgement to the Warrant Agent by the Company of receipt of such payment (which acknowledgement shall be given by the Company promptly after the receipt of such payment). In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (1) and (2) above through the relevant Agent Member in accordance with procedures of the Depositary.

(1)   Notwithstanding any of the restrictions on exercise set forth in this Section 3, the Unit Warrants evidenced with this Warrant Certificate which are held by TWX and its Affiliates shall be exercisable by TWX and its Affiliates at such time and in such amounts as would allow TWX and its Affiliates to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to TWX as part of a group under Section 13(d)(3) of the Exchange Act); and

(2)   Notwithstanding anything herein to the contrary, TWX and its Affiliates (other than pursuant to a Business Combination) shall not have any right to acquire Shares (or exercise any Unit Warrant) until the date that is 61 days after the earlier of (A) the date on which the number of outstanding shares of Class A Common Stock owned by the Warrantholder (assuming the exercise of the Unit Warrants for shares of Class A Common Stock pursuant hereto and the conversion of each of the Series A Preferred Share and Series B Preferred Share into shares of Class A Common Stock in accordance with their respective terms, and any other securities held by the Warrantholder which may be converted or exchanged for, or converted into, shares of Class A Common Stock), when aggregated with the outstanding shares of Class A Common Stock of any group (as this term is used in Section 13(d)(3) of the Exchange Act) that includes the Warrantholder and any of the Warrantholder’s Affiliates, would not result in the holder of the Unit Warrants being a beneficial owner (as this term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A Common Stock and (B) the date on which such beneficial ownership would not give to any person or entity any right of redemption, repurchase or acceleration under any indenture or other document governing any of the Company’s indebtedness that is outstanding as of the date hereof, which is acknowledged to be contingent on acts of the Company.

(B)   In the case of a Global Warrant, whenever some but not all of the Unit Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Unit Warrants represented thereby will be equal to the number of Warrants theretofor represented by such Global Warrant less the number of Unit Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Unit Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new Definitive Warrant in substantially identical form for the number of Unit Warrants equal to the number of Unit Warrants theretofor represented by such Definitive Warrant less the number of Unit Warrants then exercised.

(C)   If this Warrant Certificate shall have been exercised in full, the Unit Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

(D)   Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Unit Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Unit Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

Notwithstanding anything herein to the contrary, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Shares to the Warrantholder, then the Unit Warrants evidenced by this Warrant Certificate may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Shares evidenced by this Warrant Certificate equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which the Warrantholder elects to exercise Unit Warrants evidenced by this Warrant Certificate by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of the Unit Warrants, as adjusted hereunder; and

(X) = the number of Shares that would be issuable upon exercise of the Unit Warrants evidenced by this Warrant Certificate in accordance with the terms of the Unit Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

4.   Issuance of Shares; Authorization; Registration.

(A)   Shares issued upon exercise of Unit Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three business days after the date on which Unit Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

(B)   The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement (or a new registration statement, if required or in the event that the Registration Statement expires) covering the issuance of the Class A Common Stock upon the exercise of the Unit Warrants sold in the Rights Offering for so long as such Unit Warrants are outstanding and make a current prospectus included therein available to the Warrantholders in connection with any exercise of any Unit Warrants.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise for cash of a Unit Warrant and shall have no obligation to settle such Unit Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Unit Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under this Section 4(B). In no event shall the Company be required to settle any Unit Warrant for a net cash payment by the Company (i.e., net cash settle).

(C)   The Company hereby represents and warrants that any Shares issued upon the exercise of Unit Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Unit Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Unit Warrants evidenced by this Warrant Certificate have been duly exercised and fully paid by Warrantholder, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times until the Expiration Time (or, if such date shall not be a business day, then on the next succeeding business day) reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of providing for the exercise of Unit Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Class A Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Class A Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use its best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.   No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Unit Warrants evidenced by this Warrant Certificate. In lieu of any fractional Share which would otherwise be issued to a Warrantholder upon the exercise of any Unit Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the pro-rated Market Price of the Class A Common Stock on the date of exercise representing such fractional Share. The beneficial owners of the Unit Warrants and the Warrantholder, by their acceptance hereof, expressly waive their right to receive any fraction of a share of Class A Common Stock or a certificate representing a fraction of a share of Class A Common Stock or Warrant Certificate representing a fractional Unit Warrant upon exercise of any Unit Warrant.

6.   No Rights as Stockholders; Transfer Books. Unit Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Unit Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of Unit Warrants in any manner which interferes with the timely exercise hereof.

7.   Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of Unit Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which issue or transfer taxes and expenses shall be paid by the Company.

8.   Transfer/Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Unit Warrants pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Unit Warrants evidenced thereby shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any

Unit Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Unit Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant or Book-Entry Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant or a Book-Entry Warrant, only at such times and in the manner specified in the Warrant Agreement. The holder of a Global Warrant and the holder of a Book-Entry Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Unit Warrant or the Warrant Agreement.

9.   Exchange and Registry of Unit Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Unit Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10.   Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Unit Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11.   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.   Adjustments and Other Rights. The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)   Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of a Unit Warrant after such date shall be entitled to purchase the number of shares of Class A Common Stock which such holder would have owned or been entitled to receive in respect of the Warrant Share Number had such Unit Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by the quotient of (x) the Warrant Share Number immediately prior to such adjustment divided by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(B)   Other Distributions. Unless such distribution is in connection with a Business Combination, if at any time or from time to time the holders of Class A Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of a Unit Warrant) shall have received or become entitled to receive, without payment therefor:

(i)                                     Class A Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Class A Common Stock (other than pursuant to Section 12(A)), or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of a dividend, rights offering or other distribution to all of the holders of Class A Common Stock;

(ii)                                  any cash paid or payable otherwise than as a regular periodic cash dividend; or

(iii)                               Class A Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than pursuant to Section 12(A)), then and in each case, the Warrantholder of a then-outstanding Unit Warrant shall, upon the exercise of such Unit Warrant, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in Sections 12(B)(ii) and 12(B(iii) above) which such Warrantholder would hold on the date of such exercise had such Warrantholder been the holder of record of such Shares as of the date on which holders of Class A Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property (whether or not the Unit Warrant shall have been exercisable at such date).

(C)   Certain Repurchases of Class A Common Stock. In case the Company effects a Pro Rata Repurchase of Class A Common Stock, then the Exercise Price shall be adjusted to the price determined by dividing the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the aggregate purchase price paid or payable for the Pro Rata Repurchase, plus the product of (x) the number of shares of Class A Common Stock outstanding immediately after such Pro Rata Repurchase (and giving effect to the number of shares of Class A Common Stock so repurchased) and (y) the Market Price of a share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase (before giving effect to the number of shares of Class A Common Stock to be repurchased) and (ii) the Market Price per share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase. In such event, the Warrant Share Number shall be determined by multiplying the Warrant Share Number in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the aforementioned fraction.  For the avoidance of doubt, no decrease in the Warrant Share Number shall be made pursuant to this Section 12(C).

(D)   Business Combinations. In case of any Business Combination or any reclassification of Class A Common Stock (other than a reclassification of Class A Common Stock referred to in Section 12(A)), a Warrantholder’s right to receive Shares upon exercise of a Unit Warrant shall be converted into the right to exercise such Unit Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Unit Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Warrantholder’s right to exercise a Unit Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Unit Warrant following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Class A Common Stock that affirmatively make an election (or of all such holders if none make an election).

(E)   Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Class A Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Class A Common Stock, or more, or on exercise of a Unit Warrant if it shall earlier occur.

(F)   Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to a Warrantholder of Unit Warrants exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Class A Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G)   Other Events. Neither the Exercise Price nor the Warrant Share Number shall be adjusted in the event of a change in the par value of the Class A Common Stock or a change in the jurisdiction of incorporation of the Company.

(H)   Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Share Number after such adjustment, and the Company shall also cause a copy of such statement to be sent or communicated to the Warrantholders pursuant to Section 18.

(I)   Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Unit Warrant), the Company shall give notice to the Warrantholders, in the manner set forth in Section 12(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Unit Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J)   Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ Global Select Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Unit Warrant pursuant to this Section 12.

(K)   Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.   No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14.   Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THE REGISTRY OR THE WARRANT AGREEMENT, AS APPLICABLE.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS

15.   Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

16.   Warrant Agreement; Amendments. This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [•], 2014 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Unit Warrants and the Warrantholders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Unit Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders upon written request to the Warrant Agent at 6201 15th Avenue, Brooklyn, NY 11219, facsimile: +1 (718) 765-8712, Attention: Corporate Trust Department. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

17.   Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Class A Common Stock issuable after such action upon exercise of the Unit Warrants evidenced by this Warrant Certificate, together with all shares of Class A Common Stock then outstanding and all shares of Class A Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Class A Common Stock then authorized by its Charter.

18.   Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication mailed to the Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:
Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

By:
Authorized Signatory

[Schedule A to Global Warrant](4)

The initial number of Unit Warrants represented by the Global Warrant is [•].

The following decreases in the number of Unit Warrants represented by the Global Warrant have been made as a result of the exercise of certain Unit Warrants represented by the Global Warrant:

Date of Exercise of Unit Warrants	Number of Unit Warrants Exercised	Total Number of Unit Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

(4)  Include if the Warrant is a Global Warrant

[Form of Notice of Exercise]

(to be executed only upon exercise of Unit Warrants)

Date:

TO:         Central European Media Enterprises Ltd. (the “Company”)
RE:         Election to Purchase Class A Common Stock

The undersigned registered holder of [ ] Unit Warrants irrevocably elects to exercise the number of Unit Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities or property delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is, and payment for the number of exercised Unit Warrants has been delivered, in each case,  in accordance with Section 3 of the Warrant Certificate.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of Shares, then the undersigned registered holder of [ ] Unit Warrants shall be deemed instead to have irrevocably elected a “cashless exercise” pursuant to the second paragraph of Section 3(D) of the Warrant Certificate of the number of Unit Warrants set forth below represented by [the Global Warrant]/[Book-Entry Warrant] (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is in accordance with Section 3 of the Warrant Certificate, and the number of Shares that this Unit Warrant is exercisable for would be determined in accordance with the second paragraph of Section 3(D) of the Warrant Certificate  (or any successor provision thereof).  Further, the undersigned hereby irrevocably elects to receive shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate.

Number of Unit Warrants

Holder:
By:

Name:
Title:

Signature guaranteed by (if a guarantee is required):

Securities and/or check to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Unit Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

[Form of Assignment]

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Unit Warrants constituting a part of the Unit Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Unit Warrants set forth below.

Name of Assignees	Address	Number of Unit Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [   ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

EXERCISE FORM FOR BOOK-ENTRY WARRANTS

(to be executed only upon exercise of Unit Warrants)

Date:

TO:         Central European Media Enterprises Ltd. (the “Company”)
RE:         Election to Purchase Class A Common Stock

The undersigned registered holder of [ ] Unit Warrants irrevocably elects to exercise the number of Unit Warrants set forth below represented by the Book-Entry Warrants (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities or property delivered upon exercise of such Unit Warrants, and any interests in the Book-Entry Warrants representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrant is, and payment for the number of exercised Unit Warrants has been delivered, in each case, in accordance with Section 3 of the Warrant Certificate (as incorporated into Warrant Statement for the Book-Entry Warrant).

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of Shares, then the undersigned registered holder of [ ] Unit Warrants shall be deemed instead to have irrevocably elected a “cashless exercise” pursuant to the second paragraph of Section 3(D) of the Warrant Certificate of the number of Unit Warrants set forth below represented by [the Global Warrant]/[Book-Entry Warrant] (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is in accordance with Section 3 of the Warrant Certificate, and the number of Shares that this Unit Warrant is exercisable for would be determined in accordance with the second paragraph of Section 3(D) of the Warrant Certificate  (or any successor provision thereof).  Further, the undersigned hereby irrevocably elects to receive shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate.

Number of Unit Warrants

Holder:
By:

1

Name:
Title:

Signature guaranteed by (if a guarantee is required):

2

Securities and/or check to be issued to:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Unit Warrants evidenced by the exercising Warrantholder’s interest in the Book-Entry Warrant, as the case may be, to be issued to:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

3

[Form of Assignment]

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Unit Warrants constituting a part of the Unit Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Unit Warrants set forth below.

Name of Assignees	Address	Number of Unit Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [ ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

4